Exhibit 10.10

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is entered into this 16th day of March, 2004, between American Life Inc., and Vincent DeLuca, Tenants in Common (“Landlord”), and John Plaza, (“Tenant”). Landlord and Tenant agree as follows:

1. LEASE SUMMARY AND EXHIBITS.

1.1. LEASED PREMISES. The leased premises (“Premises”) consist of an agreed area of 7,041 square feet of warehouse/office space, and plus common areas and are outlined on the floor plan attached as EXHIBIT A, located on the land legally described on attached EXHIBIT B, and is commonly known as 6335 1St – Avenue South, Seattle, Washington. The Premises do not include, and Landlord reserves, the exterior walls and roof of the Premises, the land beneath the Premises or structural elements of the building in which the Premises are located (“Building”). The Building, the land upon which it is situated, all other improvements located on such land, and all common areas appurtenant to the Building are referred to herein as the “Property.”

1.2. LEASE COMMENCEMENT DATE. The Lease shall commence on May 15, 2004

1.3. LEASE TERMINATION DATE. The Lease shall terminate at midnight on May 31, 2008, or such earlier or later date as provided in Section 3 (the “Termination Date”).

1.4. BASE RENT. The base monthly rent shall he as follows:

Months	Monthly Base Rent
1-12	$3000
13-24	$3260
25-36	$3520
37-48	$3625

Rent shall be payable at Landlord’s address shown in Section 1.8 below, or such other place designated in all urban consumers Seattle area writing by Landlord.

1.5. PREPAID RENT. Upon execution of this Lease, Tenant shall deliver to Landlord one months rent.

1.6. SECURITY DEPOSIT. The amount of the security deposit is $4000.

1.7. PERMITTED USES. The Premises shall be used only for the refining of vegetable oil into biodiesel fuel and for not other purpose without the prior written consent of Landlord.

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1.8. NOTICE AND PAYMENT ADDRESSES.

Landlord:	American Life, Inc. 3223 Third Avenue S. Seattle, WA 98134 Fax: 206-381-3376 tel 3375

Tenant:	Seattle Biodiesel 4130 S.W. Monroe St. Seattle, WA 98136

1.9. TENANT’S PRO RATA SHARE. Landlord and Tenant agree that except for separately metered or allocated expenses Tenant’s Pro Rata Share is 12.23% for purposes of calculating utilities such as water, gas, and electricity and other services supplied only to the 57,540 square feet outlined on Exhibit C based on the ratio of the agreed rentable area of the Premises (i.e., 7,041 square feet) to the agreed rentable area of the Building (i.e., 57,540 square feet) and all other buildings on the Property as of the date of this Lease. Common area ratios will change as new square footage is added.

1.10. EXHIBITS.

EXHIBIT A	Floor Plan

EXHIBIT B	Legal Description of Land

EXHIBIT C	Floor Plan for Tenants Area

2. PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord the Premises “as is” and upon the terms specified in this Lease.

3. TERM.

3.1. COMMENCEMENT DATE. The Lease shall commence on the date specified in Section 1.2. The first “Lease Year” shall commence on the Commencement Date and shall end on the date which is twelve (12) months from the end of the month in which the Commencement Date occurs. Each successive Lease Year during the initial term and any extension terms shall be twelve (12) months, commencing on the first day following the end of the preceding Lease Year, except that the last Lease Year shall end on the Termination Date.

3.2. CONDITION OF PREMISES. Except as specified elsewhere in this Lease. Landlord makes no representations or warranties to Tenant regarding the Premises, including the structural condition of the Premises or the condition of mechanical, electrical, and other systems on the Premises. By signing this Lease, Tenant acknowledges that it has had adequate opportunity to investigate the Premises, acknowledges responsibility for making any corrections, alterations and repairs to the Premises, and acknowledges that the time needed to complete any such items shall not

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delay the Commencement Date. Landlord shall fix the fence surrounding the property and perimeter doors, and install electrical meter if possible.

3.3. OPTION TO RENEW. If Tenant complies with the terms and conditions of this Lease may extend this Lease for an additional five year term on the same terms and conditions except that the base rent for the first year of the option period shall be adjusted to market rent for similar properties in the area but not less than the base rent for the fifth year of this Lease term. Tenant must give Landlord one hundred and twenty days written notice of its intent to renew to preserve this Option to Renew. Landlord and Tenant must agree to the new base rent within thirty days of receipt of Tenants renewal notice. If Landlord and Tenant are unable to agree on a new base rent the Lease shall not be extended.

4. RENT. Tenant shall pay Landlord without demand, deduction or offset, in lawful money of the United States, the monthly rental stated in Section 1.4 in advance on or before the first day of each month during the Lease Term, and any other additional payments due to Landlord (collectively the “Rent”) when required under this Lease. Payments for any partial month at the beginning or end of the Lease term shall be prorated.

If any sums payable by Tenant to Landlord under this Lease are not received by the tenth (10th) day of each month, Tenant shall pay Landlord the cost of collecting and handling such late payment. In addition, all delinquent sums payable by Tenant to Landlord, and not paid within ten (10) days of the Due date shall, at Landlord’s option, bear interest at the rate of twelve percent (12%) per annum, or the highest rate of interest allowable by law, whichever is less. Interest on all delinquent amounts shall be calculated from the original due date to the date of payment.

Landlord’s acceptance of less than the full amount of any payment due from Tenant shall not be deemed an accord and satisfaction or compromise of such payment unless Landlord specifically consents in writing to payment of such lesser sum as an accord and satisfaction, or compromise of the amount which Landlord claims.

5. SECURITY DEPOSIT. Tenant will pay a security deposit of $4,000.00 upon execution of this lease.

6. USES. The Premises shall be used only for the uses specified in Section 1.7 above (the “Permitted Uses”), and for no other business or purpose without the prior written consent of Landlord. No act shall be done on or around the Premises that is unlawful or that will increase the existing rate of insurance on the Premises. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance.

7. COMPLIANCE WITH LAWS. Tenant shall not cause or permit the Premises to be used in any way which violates any law, ordinance, or governmental regulation or order. Tenant shall be responsible for complying with all laws applicable to

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the Premises solely as a result of Tenant’s particular use, such as modifications required by the Americans With Disabilities Act as a result of Tenant opening the Premises to the public as a place of public accommodation. If the enactment or enforcement of any law, ordinance, regulation or code during the Lease Term requires an changes to the Premises during the Lease Term, Tenant shall perform all such changes at its expense if the changes are required due to the nature of Tenant’s activities at the Premises, or to alterations that Tenant seeks to make to the Premises; otherwise, Landlord shall perform all such changes at its expense.

8. OPERATING COSTS.

8.1. DEFINITION. As used herein, “Operating Costs” shall mean all costs of operating, maintaining and repairing the Premises, the Building, and the Property, determined in accordance with accounting principles consistently applied, and including without limitation the following: all taxes and assessments (including, but not limited to, real and personal property taxes and assessments, local improvement district assessments and other special purpose assessments, and taxes on rent or gross receipts); insurance premiums paid by Landlord and (to the extent used) deductibles; water, sewer and all other utility charges (other than utilities separately metered and paid directly by Tenant or other tenants); refuse and trash removal; refurbishing and repainting; air conditioning, heating, ventilation and elevator service; pest control; lighting systems, fire detection and security services; landscape maintenance; parking lot, road, sidewalk and driveway patching, resurfacing and maintenance; snow and ice removal; graffiti removal, window repair and replacement, amortization (in accordance with accounting principles consistently applied) of capital improvements as Landlord may in the future install to comply with governmental regulations and rules or undertaken in good faith with a reasonable expectation of reducing operating costs (the useful life of which shall be a reasonable period of time as determined by Landlord); and costs of legal services (except those incurred directly relating to a particular .occupant of the Building); accounting services; property management fee not to exceed 4-— % of base rent; labor, supplies, materials and tools. Operating Costs shall not include: Landlord’s income tax or general corporate overhead, depreciation on the Building or equipment therein; loan payments; real estate broker’s commissions; capital improvements to or major repairs of the Building shell (i.e., the Building structure, exterior walls and roof) not described in this paragraph; or any costs regarding the operation, maintenance and repair of the Premises, the Building, or the Property paid directly by Tenant or other tenants in the Building.

8.2. ADDITIONAL RENT. As additional Rent, Tenant shall pay to Landlord on the first of each month with payment of Tenant’s base Rent one-twelfth of Tenant’s Pro Rata Share of Operating Costs.

8.2.1. Landlord shall provide to Tenant, as soon as possible following the first day of each succeeding calendar year, a good faith estimate of Tenant’s annual Pro Rata Share of Operating Costs for the then-current year;

8.2.2. Each estimate of Tenant’s annual Pro Rata Share of Operating Costs determined by Landlord as described above, shall be divided into twelve

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(12) equal monthly installments. Tenant shall pay to Landlord such monthly installment of Operating Costs with each monthly payment of base Rent. In the event the estimated amount of Tenant’s Pro Rata Share of Operating Costs has not yet been determined for any calendar year, Tenant shall pay the monthly installment in the estimated amount determined for the preceding calendar year until the estimate for the current calendar year has been provided to Tenant. At such time as the estimate for the current calendar year is received, Tenant shall then pay any shortfall or receive a credit for any surplus for the preceding months of the current calendar year and shall, thereafter, make the monthly installment payment in accordance with the current estimate; and

8.2.3. As soon as reasonably possible following the end of each calendar year of the Lease term, Landlord shall determine and provide to Tenant a statement (the “Operating Costs Statement”) setting forth the amount of Operating Costs actually incurred and the amount of Tenant’s Pro Rata Share of Operating Costs actually payable by Tenant with respect to such calendar year. In the event the amount of Tenant’s Pro Rata Share of Operating Costs exceeds the sum of the monthly installments actually paid by Tenant for such calendar year, Tenant shall pay to Landlord the difference within thirty (30) days following receipt of the Operating Costs Statement. In the event the sum of such installments exceeds the amount of Tenant’s Pro Rata Share of Operating Costs actually clue and owing, the difference shall be applied as a credit to Tenant’s future Pro Rata Share of Operating Costs payable by Tenant pursuant to this Section,

9. UTILITIES. Landlord shall not be responsible for providing any utilities to the Premises, but represents and warrants to Tenant that as of the Commencement Date that electricity, water, sewer and telephone utilities are available at or adjacent to the Premises. Tenant shall determine whether the available capacity of such utilities will meet Tenant’s needs. Tenant shall install and connect, if necessary, and directly pay for all water, sewer, gas, janitorial, electricity, garbage removal, heat, telephone, and other utilities and services used by Tenant on the Premises during the Term, whether or not such services are billed directly to Tenant. Tenant will also procure, or cause to be procured, without cost to Landlord, all necessary permits, licenses or other authorizations required for the lawful and proper installation, maintenance, replacement, and removal on or from the Premises of wires, pipes, conduits, tubes, and other equipment and appliances for use in supplying all utilities or services to the Premises. Landlord, upon request of Tenant, and at the sole expense and liability of Tenant, shall join with Tenant in any application required for obtaining or continuing such utilities or services.

10. TAXES. Tenant shall pay all taxes, assessments, liens and license fees (“Taxes”) levied, assessed or imposed by any authority having the direct or indirect power to tax or assess any such liens, by reason of Tenant’s occupancy of the Premises, and all Taxes on Tenant’s personal property located on the Premises. Landlord shall pay all Taxes with respect to the Building and the Project, including any Taxes requiting from a reassessment of the Building or the Project due to a change of ownership or otherwise, which shall be included in Operating Costs.

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11. ALTERATIONS. Tenant may make alterations, additions or improvements to the Premises (“Alterations”) with the prior written consent of Landlord, which consent shall not be unreasonably withheld. The term “Alterations” shall not include the installation of shelves, partitions, Tenant’s equipment and trade fixtures which may be performed without damaging existing improvements or the structural integrity of the Premises, and Landlord’s consent shall not be required for Tenant’s installation of those items. Tenant shall complete all Alterations at Tenant’s expense in compliance with all applicable laws and in accordance with plans and specifications approved by Landlord. Landlord shall he deemed the owner of all Alterations except for those which Landlord requires to be removed at the end of the Lease term. Tenant shall remove all Alterations at the end of the Lease term unless Landlord conditioned its consent upon Tenant leaving a specified Alteration at the Premises, in which case Tenant shall not remove such Alteration. Tenant shall immediately repair any damage to the Premises caused by removal of Alterations.

12. REPAIRS AND MAINTENANCE. Tenant shall, at its sole expense, maintain the Premises in good condition and promptly make all repairs and replacements, whether structural or non-structural, necessary to keep the Premises in safe operating condition, including all utilities, bathrooms and other systems serving the Premises, and glass and window damage, but excluding the roof, foundation and exterior walls, which Landlord shall maintain in good condition and repair at Landlord’s expense. Tenant shall not disturb the structural integrity of the Premises and shall promptly repair any damage or injury done to the structural elements caused by Tenant or its employees, agents, contractors or invitees. Notwithstanding anything in this Section to the contrary, Tenant shall not be responsible for any repairs to the Premises made necessary by the acts of Landlord or its agents, employees, contractors or invitees therein.

Upon expiration of the Lease term whether by lapse of time or otherwise. Tenant shall promptly and peacefully surrender the Premises, together with all keys, to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable wear and tear and insured casualty excepted.

13. ACCESS. After reasonable notice from Landlord (except in cases of emergency, where no notice is required) Tenant shall permit Landlord and its agents and employees to enter the Premises at reasonable times for the purposes of repair or inspection. This Section shall not impose any repair or other obligation upon Landlord not expressly stated elsewhere in this Lease. After reasonable notice to Tenant, Landlord shall have the right to enter the Premises for the purpose of showing the Premises to prospective purchasers or lenders at any time, and to prospective tenants within one hundred eighty (180) days prior to the expiration or sooner termination of the Lease term.

14. SIGNAGE. Tenant shall obtain Landlord’s written consent before installing any signs upon the Premises, which consent shall not be unreasonably withheld. Tenant shall install any approved signage at Tenant’s sole expense and in compliance with all applicable laws. Tenant shall not damage or deface the Premises in installing or removing signage and shall repair any injury or damage to the Premises caused by such installation or removal.

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15. DESTRUCTION OR CONDEMNATION.

15.1. DAMAGE AND REPAIR. If the Premises are partially damaged but not rendered untenantable, by fire or other insured casualty, then Landlord shall diligently restore the Premises and this Lease shall not terminate. The Premises shall not be deemed untenantable if less than twenty-five percent (25%) of the Premises are damaged. Landlord shall have no obligation to restore the Premises if insurance proceeds arc not available to pay the entire cost of such restoration. If insurance proceeds are available to Landlord but are not sufficient to pay the entire cost of restoring the Premises, then Landlord may elect to terminate this Lease and keep the insurance proceeds, by notifying Tenant within sixty (60) days of the date of such casualty.

If the Premises are entirely destroyed, or partially damaged and rendered untenantable, by fire or other casualty, Landlord may, at its option: (a) terminate this Lease as provided herein, or (b) restore the Premises to their previous condition. If, within sixty (60) days after receipt by Landlord from Tenant of written notice that Tenant deems the Premises untenantable, Landlord fails to notify Tenant of its election to restore the Premises, or if Landlord is unable to restore the Premises within nine (9) months of the date of the casualty event, then Tenant may elect to terminate the Lease.

If Landlord restores the Premises under this Section 15.1, Landlord shall proceed with reasonable diligence to complete the work, and the base monthly rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole Premises, provided that there shall be a rent abatement only if the damage or destruction of the Premises did not result from, or was not contributed to directly or indirectly by the act, fault or neglect of Tenant, or Tenant’s officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance directly incidentally or consequentially arising from any repair or restoration of any portion of the Premises. Landlord will not carry insurance of any kind for the protection of Tenant or on Tenant’s furniture or on any fixtures, equipment, improvements or appurtenances of Tenant under this Lease, and Landlord shall not be obligated to repair any damage thereto or replace the same unless the damage is caused by Landlord’s negligence.

15.2. CONDEMNATION. If the Premises are made untenantable by eminent domain or conveyed under a threat of condemnation, this Lease shall automatically terminate as of the earlier of the date title vests in the condemning authority or the condemning authority first has possession of the Premises and all Rents and other payments shall be paid to that date. In case of taking of a part of the Premises that does not render the Premises untenantable, then this Lease shall continue in full force and effect and the base monthly rental shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such reduction in Rent to be effective as of the earlier of the date the condemning authority first has possession of such portion or title vests in the condemning authority. Landlord shall be entitled to the entire award from the condemning authority attributable to the value of the Premises and Tenant shall make no claim for the value of its leasehold. Tenant shall be permitted to make a separate claim against the condemning authority for moving expenses or damages

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resulting from interruption in its business, provided that in no event shall Tenant’s claim reduce Landlord’s award.

16. INSURANCE.

16.1. LIABILITY INSURANCE. During the Lease term, Tenant shall pay for and maintain commercial general liability insurance with broad form property damage and contractual liability endorsements. This policy shall name Landlord as an additional insured, and shall insure Tenant’s activities and those of Tenant’s employees, officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors with respect to the Premises against loss, damage or liability for personal injury or death or loss or damage to property with a combined single limit of not less than $1,000,000. The insurance will be noncontributory with any liability insurance carried by Landlord.

16.2. TENANT INSURANCE. During the Lease term, Tenant shall pay for and maintain replacement cost fire and extended coverage insurance, with vandalism and malicious mischief, sprinkler leakage and earthquake endorsements in an amount sufficient to cover not less than one hundred percent (100%) of the full replacement cost, as the same may exist from time to time, of all of Tenant’s personal property, fixtures, equipment and tenant improvements.

16.3. MISCELLANEOUS. Insurance required under this Section shall be with companies rated A-XV or better in Best’s Insurance Guide, and which are authorized to transact business in the State of Washington. No insurance policy shall be canceled or reduced in coverage and each such policy shall provide that it is not subject to cancellation or a reduction in coverage except after thirty (30) days’ prior written notice to Landlord. Tenant shall deliver to Landlord upon commencement of the Lease and from time to time thereafter, copies or certificates of the insurance policies required by this Section. In no event shall the limit of such policies be considered as limiting the liability of Tenant under this Lease.

16.4. LANDLORD INSURANCE. Landlord shall carry standard form extended coverage fire insurance of the building shell and core in the amount of their full replacement value, and such other insurance of such types and amounts as Landlord, in its discretion, shall deem reasonably appropriate. The cost of any such insurance may be included in the Operating Costs by a “blanket policy” insuring other parties and/or locations in addition to the Building, in which case the portion of the premiums therefor allocable to the Building and Project shall be included in the Operating Costs. In addition to the foregoing, in the event Tenant fails to provide or keep in force any of the insurance as required above, Landlord, in its discretion, may provide such insurance, in which event, the cost thereof shall be payable by Tenant to Landlord as additional rent on the first day of the calendar month immediately following demand therefor from Landlord.

16.5. WAIVER OF SUBROGATION. Landlord and Tenant hereby release each other and any other tenant, their agents or employees, from responsibility for, and waive their entire claim of recovery for any loss or damage arising from any cause covered by insurance required to be carried by each of them. Each party shall provide

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notice to the insurance carrier or carriers of this mutual waiver of subrogation, and shall cause its respective insurance carriers to waive all rights of subrogation against the other. This waiver shall not apply to the extent of the deductible amounts to any such policies or to the extent of liabilities exceeding the limits of such policies.

17. INDEMNIFICATION. Tenant shall defend, indemnify, and hold Landlord harmless against all liabilities, damages, costs, and expenses, including attorneys’ fees, arising from any negligent or wrongful act or omission of Tenant or Tenant’s officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors on or around the Premises as a result of any act, omission or negligence of Tenant, or Tenant’s officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors, or arising from any breach of this Lease by Tenant. Tenant shall use legal counsel acceptable to Landlord in defense of any action within Tenant’s defense obligation.

Landlord shall defend, indemnify and hold Tenant harmless against all liabilities, damages, costs, and expenses, including attorneys’ fees, arising from any negligent or wrongful act or omission of Landlord or Landlord’s officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors on or around the Premises as a result of any act, omission or negligence of Landlord, or Landlord’s officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors, or arising from any breach of this Lease by Landlord. Landlord shall use legal counsel acceptable to Tenant in defense of any action within Landlord’s defense obligation.

18. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, sublet, mortgage, encumber or otherwise transfer any interest in this Lease (collectively referred to as a ‘Transfer”) or any part of the Premises, without first obtaining Landlord’s written consent which shall not be unreasonably withheld or delayed. No Transfer shall relieve Tenant of any liability under this Lease notwithstanding Landlord’s consent to such transfer. Consent to any Transfer shall not operate as a waiver of the necessity for Landlord’s consent to any subsequent Transfer.

If Tenant is a partnership, limited liability company, corporation, or other entity, any transfer of this Lease by merger, consolidation, redemption or liquidation, or any change(s) in the ownership of, or power to vote, which singularly or collectively represents a majority of the beneficial interest in Tenant, shall constitute a Transfer under this Section.

As a condition to Landlord’s approval, if given, any potential assignee or sublessee otherwise approved by Landlord shall assume all obligations of Tenant under this Lease and shall be jointly and severally liable with Tenant for the payment of Rent and performance of all terms of this Lease. In connection with any Transfer, Tenant shall provide Landlord with copies of all assignments, subleases and assumption instruments.

19. LIENS. Tenant shall keep the Premises free from any liens created by or through Tenant. Tenant shall indemnify and hold Landlord harmless from liability from any such liens including, without limitation, liens arising from any Alterations. If a lien

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is filed against the Premises by any person claiming by, through or under Tenant, Tenant shall, upon request of Landlord, at Tenant’s expense, immediately furnish to Landlord a bond in form and amount and issued by a surety satisfactory to Landlord, indemnifying Landlord and the Premises against all liabilities, costs and expenses, including attorneys’ fees, which Landlord could reasonably incur as a result of such lien(s).

20. DEFAULT. The following occurrences shall each he deemed an Event of Default by Tenant:

20.1. FAILURE TO PAY. Tenant fails to pay any sum, including Rent, due under this Lease following five (5) days’ written notice from Landlord of the failure to pay.

20.2. VACATION/ABANDONMENT. Tenant vacates the Premises (defined as an absence for at least thirty (30) consecutive days without prior notice to Landlord), or Tenant abandons the Premises (defined as an absence of ten (10) days or more while Tenant is in breach of some other term of this Lease). Tenant’s vacation or abandonment of the Premises shall not be subject to any notice or right to cure.

20.3. INSOLVENCY. Tenant becomes insolvent, voluntarily or involuntary bankrupt or a receiver, assignee or other liquidating officer is appointed for Tenant’s business, provided that in the event of any involuntary bankruptcy or other insolvency proceeding, the existence of such proceeding such constitute an Event of Default only if such proceeding is not dismissed or vacated within sixty (60) days after its institution or commencement.

20.4. LEVY OR EXECUTION. Tenant’s interest in this Lease or the Premises, or any part thereof, is taken by execution or other process of law directed against Tenant, or is taken upon or subjected to any attachment by any creditor of Tenant, if such attachment is not discharged within fifteen (15) days after being levied.

20.5. OTHER NON-MONETARY DEFAULTS. Tenant breaches any agreement, term or covenant of this Lease other than one requiring the payment of money and not otherwise enumerated in this Section, and the breach continues for a period of thirty (30) days after notice by Landlord to Tenant of the breach.

20.6. FAILURE TO TAKE POSSESSION. Tenant fails to take possession of the Premises on the Commencement Date.

21. REMEDIES. Landlord shall have the following remedies upon an Event of Default. Landlord’s rights and remedies under this Lease shall be cumulative, and none shall exclude any other right or remedy allowed by law.

21.1. TERMINATION OF LEASE. Landlord may terminate Tenant’s interest under the Lease, but no act by Landlord other than written notice from Landlord to Tenant of termination shall terminate this Lease. The Lease shall terminate on the date specified in the notice of termination. Upon termination of this Lease, Tenant will remain liable to Landlord for damages in an amount equal to the rent and other sums that

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would have been owing by Tenant under this Lease for the balance of the Lease term, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to the termination, after deducting all Landlord’s Reletting Expenses (as defined below). Landlord shall he entitled to either collect damages from Tenant monthly on the days on which rent or other amounts would have been payable under the Lease, or alternatively, Landlord may accelerate Tenant’s obligations under the Lease and recover from Tenant: (i) unpaid rent which had been earned at the time of termination; (ii) the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of rent loss that Tenant proves could reasonably have been avoided; (iii) the amount by which the unpaid rent for the balance of the term of the Lease after the time of award exceeds the amount of rent loss that Tenant proves could reasonably be avoided (discounting such amount by the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%)); and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under the Lease, or which in the ordinary course would be likely to result from the Event of Default, including without limitation Reletting Expenses described in Section 21.2.

21.2. RE-ENTRY AND RELETTING. Landlord may continue this Lease in full force and effect, and without demand or notice, reenter and take possession of the Premises or any part thereof, expel the Tenant from the Premises and anyone claiming through or under the Tenant, and remove the personal property of either. Landlord may relet the Premises, or any part of them, in Landlord’s or Tenant’s name for the account of Tenant, for such period of time and at such other terms and conditions, as Landlord, in its discretion, may determine. Landlord may collect and receive the rents for the Premises. Re-entry or taking possession of the Premises by Landlord under this Section shall not he construed as an election on Landlord’s part to terminate this Lease, unless a written notice of termination is given to Tenant. Landlord reserves the right following any re-entry or reletting, or both, under this Section to exercise its right to terminate the Lease. During the Event of Default, Tenant will pay Landlord the rent and other sums which would be payable under this Lease if repossession had not occurred, plus the net proceeds if any, after reletting the Premises, after deducting Landlord’s Reletting Expenses, “Reletting Expenses” is defined to include all expenses incurred by Landlord in connection with reletting the Premises, including without limitation, all repossession costs, brokerage commissions, attorneys’ fees, remodeling and repair costs, costs for removing and storing Tenant’s property and equipment, and rent concessions granted by Landlord to any new Tenant, prorated over the life of the new lease.

21.3. WAIVER OF REDEMPTION RIGHTS. Tenant, for itself, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, hereby waives and surrenders all rights and privileges which they may have under any present or future law, to redeem the Premises or to have a continuance of this Lease for the Lease term, as it may have been extended.

21.4. NONPAYMENT OF ADDITIONAL RENT. All costs which Tenant agrees to pay to Landlord pursuant to this Lease shall in the event of nonpayment be

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treated as if they were payments of Rent, and Landlord shall have all the rights herein provided for in case of nonpayment of Rent.

21.5. FAILURE TO REMOVE PROPERTY. If Tenant fails to remove any of its property from the Premises at Landlord’s request following an uncured Event of Default, Landlord may, at its option and without notice, remove and store the property at Tenant’s expense and risk. If Tenant does not pay the storage cost within five (5) days of Landlord’s request, Landlord may, at its option, have any or all of such property sold at public or private sale (and Landlord may become a purchaser at such sale), in such manner as Landlord deems proper, without notice to Tenant. Landlord shall apply the proceeds of such sale: (i) to the expense of such sale, including reasonable attorneys’ fees actually incurred; (ii) to the payment of the costs or charges for storing such property; (iii) to the payment of any other sums of money which may then be or thereafter become due Landlord from Tenant under any of the terms hereof; and (iv) the balance, if any, to Tenant. Nothing in this Section shall limit Landlord’s right to sell Tenant’s personal property as permitted by law to foreclose Landlord’s lien for unpaid rent.

22. MORTGAGE SUBORDINATION AND ATTORNMENT. This Lease shall automatically be subordinate to any mortgage or deed of trust created by Landlord which is now existing or hereafter placed upon the Premises including any advances, interest, modifications, renewals, replacements or extensions (“Landlord’s Mortgage”), provided the holder of any Landlord’s Mortgage or any person(s) acquiring the Premises at any sale or other proceeding under any such Landlord’s Mortgage shall elect to continue this Lease in full force and effect. Tenant shall attorn to the holder of any Landlord’s Mortgage or any person(s) acquiring the Premises at any sale or other proceeding under any Landlord’s Mortgage provided such person(s) assume the obligations of Landlord under this Lease. Tenant shall promptly and in no event later than fifteen (15) days execute, acknowledge and deliver documents which the bolder of any Landlord’s Mortgage may reasonably require as further evidence of this subordination and attornment. Notwithstanding the foregoing, Tenant’s obligations under this Section are conditioned on the holder of each of Landlord’s Mortgage and each person acquiring the Premises at any sale or other proceeding under any such Landlord’s Mortgage not disturbing Tenant’s occupancy and other rights under this Lease, so long as no uncured Event of Default exists.

23. NON-WAIVER. Landlord’s waiver of any breach of any term contained in this Lease shall not be deemed to be a waiver of the same term for subsequent acts of Tenant. The acceptance by Landlord of Rent or other amounts due by Tenant hereunder shall not be deemed to be a waiver of any breach by Tenant preceding such acceptance.

24. HOLDOVER. If Tenant shall, without the written consent of Landlord, hold over after the expiration or termination of the Term, such tenancy shall be deemed to be on a month-to-month basis and may be terminated according to Washington law. During such tenancy, Tenant agrees to pay to Landlord one hundred fifty percent (150%) the rate of rental last payable under this Lease, unless a different rate is agreed upon by Landlord. All other terms of the Lease shall remain in effect.

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25. NOTICES. All notices under this Lease shall he in writing and effective (i) when delivered in person, (ii) three (3) days after being sent by registered or certified mail to Landlord or Tenant, as the case may be, at the Notice Addresses set forth in Section 1.8; or (iii) upon confirmed transmission by facsimile to such persons at the facsimile numbers set forth in Section 1.8 or such other addresses/facsimile numbers as may from time to time be designated by such parties in writing.

26. COSTS AND ATTORNEYS’ FEES. If Tenant or Landlord engage the services of an attorney to collect monies due or to bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent or other payments, or possession of the Premises, the losing party shall pay the prevailing party a reasonable sum for attorneys’ fees in such suit, at trial and on appeal.

27. ESTOPPEL CERTIFICATES. Tenant shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement specifying the following, subject to any modifications necessary to make such statements true and complete; (i) the date the Lease term commenced and the date it expires; (ii) the amount of minimum monthly Rent and the date to which such Rent has been paid; (iii) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way; (iv) that this Lease represents the entire agreement between the parties; (v) that all conditions under this Lease to be performed by Landlord have been satisfied; (vi) that there are no existing claims, defenses or offsets which the Tenant has against the enforcement of this Lease by Landlord; (vii) that no Rent has been paid more than one month in advance; and (viii) that no security has been deposited with Landlord (or, if so, the amount thereof). Any such statement delivered pursuant to this Section may be relied upon by a prospective purchaser of Landlord’s interest or assignee of any mortgage or new mortgagee of Landlord’s interest in the Premises. If Tenant shall fail to respond within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.

28. TRANSFER OF LANDLORD’S INTEREST. This Lease shall be assignable by Landlord without the consent of Tenant. In the event of any transfer or transfers of Landlord’s interest in the Premises, other than a transfer for security purposes only, upon the assumption of this Lease by the transferee, Landlord shall be automatically relieved of obligations and liabilities accruing from and after the date of such transfer, except for any retained security deposit or prepaid rent, and Tenant shall attorn to the transferee.

29. RIGHT TO PERFORM. If Tenant shall fail to timely pay any sum or perform any other act on its part to be performed hereunder, Landlord may make any such payment or perform any such other act on Tenant’s part to be made or performed as provided in this Lease. Tenant shall, on demand, reimburse Landlord for its expenses incurred in making such payment or performance. Landlord shall (in addition to any

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other right or remedy of Landlord provided by law) have the same rights and remedies in the event of the nonpayment of sums due under this Section as in the case of default by Tenant in the payment of Rent.

30. HAZARDOUS MATERIAL.

Tenant shall not cause or permit any Hazardous Material to be brought upon, kept, or used in or about, or disposed of on the Premises by Tenant, its agents, employees, contractors or invitees, except in strict compliance with all applicable federal, state and local laws, regulations, codes and ordinances. If Tenant breaches the obligations stated in the preceding sentence, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses including, without limitation, diminution in the value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, or elsewhere, damages arising from any adverse impact on marketing of space at the Premises, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees incurred or suffered by Landlord either during or after the Lease term. The indemnification by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work, whether or not required by any federal, state or local governmental agency or political subdivision, because of Hazardous Material present in the Premises, or in soil or groundwater on or under the Premises. Tenant shall immediately notify Landlord of any inquiry, investigation or notice that Tenant may receive from any third party regarding the actual or suspected presence of Hazardous Material on the Premises.

Without limiting the foregoing, if the presence of any Hazardous Material brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, results in any unlawful release of Hazardous Material on the Premises or any other property, Tenant shall promptly take all actions, at its sole expense, as are necessary to properly remediate the Premises in accordance with federal and state standards applicable to the release of any such Hazardous Material; provided that Landlord’s approval of such actions shall first be obtained, which approval may be withheld at Landlord’s sole discretion.

Notwithstanding anything to the contrary herein, Tenant’s obligations under this Lease to indemnify Landlord with respect to Hazardous Materials and to remediate Hazardous Materials are not applicable to Hazardous Materials on, in or under the Premises prior to the Commencement Date.

As used herein, the term “Hazardous Material” means any hazardous, dangerous, toxic or harmful substance, material or waste including biomedical waste which is or becomes regulated by any local governmental authority, the State of Washington or the United States Government due to its potential harm to the health, safety or welfare of humans or the environment.

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31. QUIET ENJOYMENT. So long as Tenant pays the Rent and performs all of its obligations in this Lease, Tenant’s possession of the Premises will not be disturbed by Landlord or anyone claiming by, through or under Landlord, or by the holders of any Landlord’s Mortgage or any successor thereto.

32. GENERAL.

32.1. HEIRS AND ASSIGNS. This Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

32.2. BROKERS’ FEES. Tenant represents and warrants to Landlord that has engaged, finder or other person who would be entitled to any commission or fees for the negotiation, execution, or delivery of this Lease other than as disclosed in this Lease. Tenant shall indemnify and hold Landlord harmless against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant. This subparagraph shall not apply to brokers with whom Landlord has an express written brokerage agreement.

32.3. ENTIRE AGREEMENT. This Lease contains all of the covenants and agreements between Landlord and Tenant relating to the Premises. No prior agreements or understanding pertaining to the Lease shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

32.4. SEVERABILITY. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision of this Lease.

32.5. FORCE MAJEURE. Time periods for either party’s performance under any provisions of this Lease (excluding payment of Rent) shall be extended for periods of time during which the party’s performance is prevented due to circumstances beyond such party’s control, including without limitation, fires, floods, earthquakes, lockouts, strikes, embargoes, governmental regulations, acts of God, public enemy, war or other strife.

32.6. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Washington.

32.7. MEMORANDUM OF LEASE. This Lease shall not be recorded. However, Landlord and Tenant shall, at the other’s request, execute and record a memorandum of Lease in recordable form that identifies Landlord and Tenant, the commencement and expiration dates of the Lease, and the legal description of the Premises as set forth on attached EXHIBIT A.

32.8. SUBMISSION OF LEASE FORM NOT AN OFFER. One party’s submission of this Lease to the other for review shall not constitute an offer to lease the

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Premises. This Lease shall not become effective and binding upon Landlord and Tenant until it has been fully signed by both Landlord and Tenant.

32.9. AUTHORITY OF PARTIES. Any individual signing this Lease on behalf of an entity represents and warrants to the other that such individual has authority to do so and, upon such individual’s execution, that this Lease shall be binding upon and enforceable against the party on behalf of whom such individual is signing.

33. PARKING. Tenant and its customers shall be entitled to share parking with Landlord’s other tenants and their customers at the designated parking areas for the Property at no charge. Tenant shall comply and shall be responsible for the compliance of its customers with the terms of the Lease and any reasonable rules and regulations adopted by Landlord from time to time for the safe and orderly sharing of parking.

In WITNESS WHEREOF this Lease has been executed the date and year first above written.

LANDLORD:		TENANT:

AMERICAN LIFE, INC., a Washington corporation		John Plaza

By	/s/ Henry Liebman	By	/s/ John Plaza
Name:	HENRY LIEBMAN
Title:	PRESIDENT

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ASSIGNMENT AND AMENDMENT TO LEASE AGREEMENT

This ASSIGNMENT AND AMENDMENT TO LEASE AGREEMENT (hereinafter “AMENDMENT”) amends the LEASE AGREEMENT, dated March 16, 2004, between American Life Inc., General Partner of Lonestar Investors Limited Partnership, a Washington limited partnership (“Landlord”) and John Plaza (“Tenant”).

LANDLORD AND TENANT HEREBY AGREE AS FOLLOWS:

1.	The LEASE AGREEMENT is assigned from John Plaza as Tenant to Seattle Biodiesel, LLC as Tenant as of the effective date of the AMENDMENT.

2.	Paragraph 1.1 of the LEASE AGREEMENT is amended to increase the Premises by 1800 square feet to a total agreed area of 8841 square feet, outlined on the floor plan attached hereto as Exhibit A (which replaces current Exhibit A). This increase shall be effective January 1, 2006.

3.	Paragraph 1.4 of the LEASE AGREEMENT is amended to delete the current table defining monthly base rent and amend the first sentence to read in its entirety as follows: The base monthly rent shall be $4420.50 commencing January 1, 2006.”

4.	Notwithstanding anything to the contrary in the LEASE AGREEMENT, Tenant may install and operate one or more underground storage tanks and related equipment (Tanks) on the Premises. The ownership and operation of the Tanks is a Permitted Use in accordance with paragraph 1.7 of the LEASE AGREEMENT.

5.	Tenant shall be solely responsible for complying with all applicable federal, state and local environmental statutes, ordinances, rules and regulations including, without limitation, obtaining any necessary permits related to the ownership and/or operation of the Tank(s), complying with any and all applicable Tank standards, release reporting requirements, and standards applicable to the handling, treatment, storage and/or disposal of wastes and/or hazardous substances(as those terms are defined in any applicable statutes, ordinances, rules and/or regulations).

6.	Upon termination of this Agreement, any Tanks installed by Tenant pursuant to this AMENDMENT shall be removed from the Premises at Tenant’s sole cost and expense and Tenant shall remediate any releases to the environment arising out of or relating to the ownership, operation or use of the Tanks by Tenant. The installation of Tanks shall not be considered Alterations as that term is used in the LEASE AGREEMENT.

7.

TENANT shall indemnify, hold harmless and defend LANDLORD from any and all fines, suits, proceedings, claims, demands, liabilities and actions of any kind (and from all reasonable costs and expenses of any investigation and defense against the same, including attorney’s fees at or before trial or appeal) by any party, arising from or pertaining to the ownership, operation or use of the Tank(s), except to the extent that such claims or liabilities arise from negligence or breach of law by LANDLORD, its agents or employees.

8.	No later than thirty (30) days from the date of this AMENDMENT, TENANT shall provide to LANDLORD an endorsement from TENANT’s liability insurer in which LANDLORD is named as an additional insured for purposes of the indemnification set forth in paragraph 7 hereof.

9.	In case of joint negligence by LANDLORD and TENANT hereunder, the parties shall bear their respective proportionate shares of liability as determined by competent courts or government agencies.

10.	In the event of any conflict between the terms of the LEASE AGREEMENT and this AMENDMENT as it pertains to the Tanks, the provisions of this AMENDMENT shall be controlling. All terms used and not otherwise defined in this AMENDMENT shall have the meaning set forth in the LEASE AGREEMENT.

11.	This AMENDMENT may be executed in counterparts. Each such counterpart shall be considered an original document, but all such counterparts shall constitute a single document.

In Witness Whereof this Amendment has been executed this 19th day of December, 2005.

LANDLORD		TENANT
AMERICAN LIFE CO, INC.		SEATTLE BIODIESEL, LLC, as Assignee and Tenant

By:	/s/	By:	/s/ John Plaza

Title:	President	Title:	President

Date:	2/19/05	Date:	12/19/05

JOHN PLAZA, as Assignor

		By:	/s/

		Date:	12/19/05